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                                                                  Exhibit 4(f)63

                 AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

      AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of August 10, 2004, among CAC WAREHOUSE FUNDING CORPORATION II, as borrower (the "Borrower"), CREDIT ACCEPTANCE CORPORATION, as Originator (the "Originator"), WACHOVIA CAPITAL MARKETS, LLC, as deal agent (the "Deal Agent") and collateral agent (the "Collateral Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION, as liquidity agent for the VFCC Purchaser Group (the "Liquidity Agent") and as the sole Investor (the "Investor") and VARIABLE FUNDING CAPITAL CORPORATION, as a lender (and together with the Liquidity Agent, the "Lenders").

      Capitalized terms used and not defined in this Amendment shall have the meanings given such terms in the Loan and Security Agreement, dated as of September 30, 2003 (the "Loan Agreement"), among the Borrower, the Originator, the Investors, the Lenders, the Deal Agent, the Backup Servicer and the Collateral Agent.

                             PRELIMINARY STATEMENTS

      WHEREAS, each of the signatories hereto is party to the Loan Agreement;
and

      WHEREAS, each of the signatories hereto wishes to amend the Loan Agreement as hereinafter provided;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Loan Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby expressly acknowledged, and intending to be legally bound hereby, the signatories hereto agree as follows:

SECTION 1. Amendment.

            (a) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of "Commitment Termination Date" in its entirety and replacing it with the following:

            "With respect to each Purchaser Group, August 9, 2005, or with respect to any Purchaser Group such later date to which the Commitment Termination Date may be extended in the sole discretion of such Purchaser Group in accordance with the terms of Section 2.1(b).".

            (b) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of "Facility Limit" in its entirety and replacing it with the following:

            "$200,000,000; as such amount may vary from time to time upon the written agreement of the Borrower, Credit Acceptance, the Deal Agent and the Liquidity Agents; provided, however, that on any date on or after the end of the Revolving Period with respect to all Purchaser Groups, the Facility Limit shall mean the

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            aggregate outstanding Capital on such date, and; provided, further, if the Termination Date occurs with respect to fewer than all Purchaser Groups, the Facility Limit shall be equal to the sum of the Purchaser Group Facility Limits for each Purchaser Group for which the Termination Date has not occurred plus the outstanding Capital on the Termination Date for each Purchaser Group for which the Termination Date has occurred.".

            (c) Section 1.1 of the Loan Agreement is hereby amended by deleting clause (a) of the definition of "Purchaser Group Facility Limit" in its entirety and replacing it with the following:

            "With respect to each Purchaser Group, the amount so identified on the Joinder related to such Purchaser Group, and with respect to the VFCC Purchaser Group, $200,000,000.".

            (d) Section 2.16(a)(ii) of the Loan Agreement is hereby amended by deleting Section 2.16(a)(ii) in its entirety and replacing it with the following:

            "Unless the Take-Out is to be effected on a Payment Date (in which case the relevant calculations with respect to such Take-Out shall be reflected on the applicable Monthly Report), the Servicer shall deliver to the Deal Agent an Officer's Certificate, together with evidence to the reasonable satisfaction of the Deal Agent (which evidence may consist solely of the Officer's Certificate signed by an officer of the Servicer) that the Borrower shall have sufficient funds on the related Take-Out Date to effect the contemplated Take-Out in accordance with this Agreement. In effecting the Take-Out, the Borrower may use the proceeds of sales of the Loans (which sales must be made in arm's-length transactions);".

      SECTION 2. Conditions to Effectiveness. This Amendment shall become effective on and as of the date hereof, upon the receipt by the Deal Agent of
(i) an amount equal to $375,000 in immediately available funds payable by the Borrower and (ii) an executed counterpart of this Amendment from each party hereto.

      SECTION 3. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 4. Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      SECTION 5. Agreement to Remain in Full Force and Effect. Except as amended hereby, the Loan Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects. All references in the Loan Agreement to "herein," or words of like import, and all references to the Loan Agreement in any agreement or document shall hereafter be deemed to refer to the Loan Agreement as amended hereby.

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      SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.

      SECTION 8. Representations and Warranties. The Borrower hereby certifies that (i) the representations and warranties made by it in Section 4.1 of the Loan Agreement are true and correct as of the date hereof, as though made on and as of the date hereof and (ii) as of the date hereof, there is no Termination Event or Servicer Termination Event or event which, with the passage of time of the giving of notice, could result in a Termination Event or a Servicer Termination Event.

      SECTION 9. Waiver of Notice. Each of the parties hereto hereby waives any notice in connection with the execution and delivery of this Amendment.

                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

                                        CAC WAREHOUSE FUNDING CORPORATION II, as
                                        Borrower

                                        By:_______________________________
                                           Name:
                                           Title:

                                        CREDIT ACCEPTANCE CORPORATION, as
                                        Originator

                                        By:_______________________________
                                           Name:
                                           Title:

                                        WACHOVIA CAPITAL MARKETS, LLC, as Deal
                                        Agent and Collateral Agent

                                        By:_______________________________
                                           Name:
                                           Title:

                                        WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                        Liquidity Agent and the Sole Investor

                                        By:_______________________________
                                           Name:
                                           Title:

                                        VARIABLE FUNDING CAPITAL CORPORATION, as a Lender

                                        By: Wachovia Capital Markets, LLC, as
                                            attorney-in-fact

                                        By:_______________________________
                                           Name:
                                           Title: